Exhibit 10.8

THE PROVIDENT BANK

EXECUTIVE ANNUAL INCENTIVE PLAN

ARTICLE I

Establishment, Purpose and Duration

1.1         Establishment. This Executive Annual Incentive Plan (the “Plan”) is adopted by The Provident Bank (the “Bank”), effective as of January 1, 2015.

1.2           Purpose. The objectives of the Plan are to optimize the profitability and growth of the Bank (including its affiliates) through incentives consistent with the Bank’s goals in order to link and align the personal interests of the Participants with the incentive for individual and overall Bank performance. This Plan is further intended to provide flexibility to the Bank in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Bank’s success and to allow Participants to share in the success of the Bank.

1.3           Duration of this Plan. This Plan shall commence on the Effective Date, and shall remain in effect until terminated, modified or amended in accordance with Section 3.1 of the Plan.

ARTICLE II

Definitions

Definitions. Whenever used in this Plan, the following words and phrases shall have the meanings specified:

1.1           “Base Salary” means the Participant’s annual rate of base salary paid during each calendar year, excluding bonuses and other forms of variable income, fringe benefits, reimbursements, etc.

1.2           “Bonus Award” means an annual bonus paid as a cash lump sum under the Plan.

1.3           “Committee” means the Compensation Committee of the Bank’s Board of Directors.

1.4           “Eligible Employee” means an employee of the Bank who is selected by the Committee, in its sole discretion, to participate in this Plan. Being selected to participate in this Plan for one Plan Year does not guarantee selection for participation in the Plan for any other Plan Year.

1.5           “Plan Year” means the Bank’s fiscal year, which is the calendar year.

1.6           “Participant” means an Eligible Employee who has been notified by the Committee that he or she has been selected to participate in this Plan for the current Plan Year.

ARTICLE II

Annual Cash Bonuses

2.1          Bonus Award

(a)          No later than 90 days after the commencement of each Plan Year, the Committee shall set performance objectives pursuant to Section 2.2 for each Participant in writing in an award agreement, which shall be provided to each Participant and included as an exhibit to the Plan. If the performance objectives for the Participant are accomplished, the Participant shall receive a Bonus Award under the Plan equal to a designated percentage of the Participant’s Base Salary, as determined by the Committee in its sole discretion and set forth in the Participant’s award agreement.

(b)          In addition to the attainment of the performance objectives set forth by the Committee for the Participant in the award agreement, payment of the Bonus Award is also contingent on the Participant’s overall performance level being “at expectation” as determined by the Committee. The Committee shall have the final authority to determine whether any Participant has satisfied these requirements.

(c)          If an Eligible Employee becomes a Participant at any time after the beginning of a Plan Year, the Bonus Award payable to that Participant shall be pro-rated, such that, the percentage of Base Salary that constitutes the Bonus Award for that Plan Year shall be multiplied by a fraction, where the numerator is the number of full calendar months that the individual was a Participant during the Plan Year and the denominator is 12.

2.2           Performance Objectives.

(a)          Payment of Bonus Awards in any Plan Year is contingent upon the performance objectives specified by the Committee for any Participant being met by the Bank and/or Participant. The specific performance objectives are determined annually by the Committee and are subject to change by the Committee, but generally include objective performance targets focused on financial performance, growth, asset quality, and risk management, including, but not limited to, return on average assets, net income margin, return on equity, loan production, asset quality and subjective, discretionary performance targets, such as particular qualitative factors for each Participant, based on his or her duties for the Bank.

(b)          Each performance objective shall specify levels of achievement of goals ranging as follows:

(i)          Threshold Level: The level for minimum performance deemed worthy of a Bonus Award.

(ii)         Target Level: The level for typical, expected performance.

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(iii)        Maximum Level. The level for outstanding performance.

(c)          Each objective will be weighted based on priority as a percentage of the total Bonus Award payable to the Participant. The weight of each performance objective attributable to a Participant shall be set forth in his or her award agreement.

2.3           Termination of Employment. Unless otherwise determined by the Committee, a Participant who is not employed as of the payout date for his or her Bonus Award shall forfeit the Bonus Award.

2.4           Time of Payout. No later than two and one half (2 ½) months after the close of the Plan Year (i.e., by the March 15 that immediately follows the end of the Plan Year for which the performance is measured), the Bonus Award will be paid to the Participant in a cash lump sum, through regular payroll practices, including all applicable withholdings. Bonus Awards under the Plan are intended to be exempt from Section 409A of the Internal Revenue Code under the “short term deferral rule” set forth in Treasury Regulations Section 1.409A-1(b)(4).

ARTICLE III

Amendments and Termination

3.1           Right to Amend or Terminate. The Committee may amend or terminate this Plan at any time without the consent of any Participants, provided, however, that the Committee may not reduce the amount of the Bonus Award already earned by any Participant in any Plan Year without the Participant’s consent.

ARTICLE IV

Miscellaneous

4.1           No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give any Participant the right to remain an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Participant. It also does not interfere with the Participant’s right to terminate employment at any time.

4.2           Non-Transferability. Bonus Awards under this Plan cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

4.3           Applicable Law. The Plan and all rights hereunder will be governed by the laws of the Commonwealth of Massachusetts, except to the extent preempted by the laws of the United States of America.

4.4           Entire Agreement. This Plan constitutes the entire agreement between the Bank and each Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

4.5           Administration. The Committee shall have powers which are necessary to administer this Plan, including but not limited to:

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(a)          Interpreting the provisions of the Plan;

(b)          Determine the persons eligible to participate in the Plan;

(c)          Maintaining a record of benefit payments; and

(d)          Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

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THE PROVIDENT BANK

EXECUTIVE ANNUAL INCENTIVE PLAN

AWARD AGREEMENT

Name: _______________________________________________________________________

Plan Year: ___________________________________________________________________

Plan Year Base Salary: _________________________________________________________

		Award as a % Base Salary
Performance Objective	Weight	Below Threshold	Threshold	Target	Maximum & Above
		0%
		0%
		0%
		0%
		0%
Totals	100%	0%

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